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                                                                     EXHIBIT 5.1

         [LETTERHEAD OF TROOP MEISINGER STEUBER & PASICH, LLP LAWYERS]

                                   April 8, 1998

Cumetrix Data Systems Corp.
1304 John Reed Court
City of Industry, CA 91745

Ladies/Gentlemen:

    At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Cumetrix Data Systems Corp., a California corporation (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), 50,000 shares of Common Stock, without par value of the company, and an additional 7,500 shares of Common Stock without par value of the Company subject to the underwriters' over allotment option.

    We are of the opinion that the Shares have been duly authorized and upon issuance and sale of the Shares in conformity with and pursuant to the Registration Statement, the shares will be validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.

                                          Respectfully submitted,

                                          /s/ Troop Meisinger Steuber & Pasich,
                                          LLP

                                          TROOP MEISINGER STEUBER & PASICH, LLP